[EXECUTION]

SCYTHIAN BIOSCIENCES INC.

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KITRINOR METALS INC.

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Clarus SECURITIES Inc.

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TSX TRUST COMPANy

SUBSCRIPTION RECEIPT AGREEMENT

Providing for the Issue of up to 35,000,000

Subscription Receipts at a Price of

$0.40 per Subscription Receipt

Dated as of March 13, 2017

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ARTICLE 10 GENERAL

Section 10.1	Notice to the Company, Kitrinor and the Receipt Agent	33

Section 10.2	Notice to Receiptholders	35
Section 10.3	Counterparts	35
Section 10.4	Satisfaction and Discharge of Agreement	35
Section 10.5	Sole Benefit of Parties and Receiptholders	35
Section 10.6	Subscription Receipts Owned by the Company or its Subsidiaries	35
Section 10.7	Language	35
Section 10.8	Time of Essence	35

ADDENDA

Schedule “A” FORM OF SUBSCRIPTION RECEIPT CERTIFICATE
Schedule “B” FORM OF IRREVOCABLE DIRECTION
Schedule “C” FORM OF NOTICE AND DIRECTION TO RECEIPT AGENT

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SUBSCRIPTION RECEIPT AGREEMENT

THIS AGREEMENT made as of March 13, 2017

AMONG:

SCYTHIAN BIOSCIENCES INC., a company incorporated under the laws of Canada (the “Company”);

AND:

KITRINOR METALS INC., a company incorporated under the laws of the Province of Ontario (“Kitrinor”);

AND:

Clarus securities inc. (the “Lead Agent”);

AND:

TSX trust company, a trust company continued under the laws of Canada (the “Receipt Agent”).

WHEREAS:

(1)	The Company proposes to issue and sell up to 35,000,000 Subscription Receipts (as defined herein) at the Issue Price (as defined herein) to subscribers in connection with the Offering (as defined herein).

(2)	The Company is duly authorized to create, issue and sell the Subscription Receipts as provided herein.

(3)	Each Subscription Receipt represents the right to receive, for no additional consideration, one (1) Common Share (as defined herein) in the capital of the Company which shall be exchanged, without additional consideration therefore, into one (1) Resulting Issuer Share (as defined herein), upon satisfaction of the Escrow Release Conditions (as defined herein).

(4)	Kitrinor has approved and agreed to the issuance of Resulting Issuer Shares upon satisfaction of the Subscription Receipts, in accordance with the terms of the Merger (as defined herein) and this Agreement.

(5)	The Company, Kitrinor and the Lead Agent, for and on behalf of the Agents (as defined herein), have agreed that:

(a)	the Proceeds (as defined herein) are to be delivered to and held by the Receipt Agent as escrow agent hereunder and invested on behalf of the Receiptholders (as defined herein) in the manner set out herein;

(b)	if the Escrow Release Conditions have been satisfied and the Notice and Direction (as defined herein) is delivered to the Receipt Agent at or before the Deadline (as defined herein): (i) each Receiptholder shall be and shall be deemed to be issued immediately after completion of the Merger, without payment of additional consideration or the undertaking of any further action by the Receiptholder, one (1) Resulting Issuer Share for each one Subscription Receipt held; (ii) the Escrowed Funds (as defined herein) less the Balance of the Agents’ Expenses (as defined herein) shall be released to the Company as the Company may direct in writing; and (iii) the Balance of the Agents’ Expenses shall be released and paid to the Agents on behalf of the Company; and

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(c)	if on or before the Deadline: (i) the Notice and Direction has not been delivered to the Receipt Agent; (ii) the Merger Agreement (as defined herein) has been terminated in accordance with its terms; or (iii) the Company has advised the Lead Agent, on behalf of the Agents, or announced to the public that it does not intend to proceed with the Merger, then the Receiptholders shall be and shall be deemed to be paid, an amount per Subscription Receipt equal to the Issue Price and their pro rata portion of the Earned Interest (as defined herein) thereon, to be paid by the Receipt Agent no later than the fifth Business Day (as defined herein) following the Termination Date (as defined herein).

(6)	The Receipt Agent has agreed to act as registrar and transfer agent for the Subscription Receipts, and as escrow agent to receive the Proceeds, in accordance with the terms and conditions set out herein.

(7)	These recitals and any statement of fact in this Agreement are and shall be deemed to be made by the Company, Kitrinor and the Lead Agent, on behalf of the Agents, and not the Receipt Agent.

NOW THEREFORE, THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby mutually acknowledged, it is hereby agreed and declared as follows:

ARTICLE 1
INTERPRETATION

Section 1.1 Definitions

In this Agreement and the recitals hereto, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided, the following terms shall have the meanings ascribed thereto:

“Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act;

“Agency Agreement” means the agency agreement dated the date hereof between the Company, Kitrinor and the Agents providing for the issue and sale of the Subscription Receipts;

“Agents” means, collectively, the Lead Agent, Haywood Securities Inc. and Canaccord Genuity Corp.;

“Agents’ Commission and Expenses” means, collectively: (i) the Commission (as defined in the Agency Agreement), and (ii) the Expenses (as defined in the Agency Agreement) accrued up to and including the date of Closing;

“Agreement”, “herein”, “hereto”, “hereunder”, “hereof”, “hereby” and similar expressions mean or refer to this Subscription Receipt Agreement, as amended from time to time, and not to any particular Article, Section, subsection, paragraph, clause, subdivision or portion hereof and include any agreement or instrument supplemental or ancillary hereto;

“Applicable Legislation” means any statute of Canada or a province thereof, or a statute of the United States or a state or territory thereof, and regulations under any such statute, relating to subscription receipt agreements or to the rights, duties and obligations of receipt agents and corporations under such agreements;

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“Balance of the Agents’ Expenses” means the balance of Expenses (as defined in the Agency Agreement) accrued from and including the date of Closing, together with interest earned thereon, if any, from the date of Closing up to the Notice Date, payable on the Notice Date in accordance with the Agency Agreement;

“Business Day” means any day which is not a Saturday, Sunday or a statutory holiday in the City of Toronto and a day on which the Receipt Agent is normally open for business;

“Closing” means the completion of the offer, sale and issuance of the Subscription Receipts as contemplated by the subscription agreements between the Receiptholders and the Company in respect of the Offering, which Closing shall occur on March 13, 2017 at 10:00 a.m. (Toronto time) or such other date and time as may be determined by the Company and the Lead Agent, on behalf of the Agents, subject to satisfaction or waiver by the relevant party of the conditions of the Closing;

“Common Shares” means fully paid and non-assessable Class A common shares in the capital of the Company;

“Company” means Scythian Biosciences Inc. and its lawful successors from time to time;

“Company Counsel” means a barrister or solicitor or a firm of barristers and solicitors, who may be counsel for the Company, acceptable to the Receipt Agent, acting reasonably;

“Company Shareholder” means a person who is a holder of record of one or more Common Shares;

“Consolidation” means the consolidation of the Company’s Common Shares on a 4:1 basis;

“Deadline” means 5:00 p.m. (Toronto time) on June 13, 2017;

“Designated Office” means the principal office of the Receipt Agent from time to time in the City of Toronto or as may be designated in writing by the Company, and agreed to by the Receipt Agent, from time to time;

“Earned Interest” means the interest earned on the Escrowed Funds between the date hereof and the earlier to occur of the Notice Date and the Termination Date;

“Escrow Release Conditions” means the satisfaction of: (i) all conditions precedent to the Merger, being satisfied, or waived with the prior written consent of the Lead Agent (acting reasonably), on behalf of the Agents, in accordance with the terms of the Merger Agreement; and (ii) the receipt of all required shareholder, third party (as applicable) and regulatory approvals in connection with the Merger, including the receipt of conditional approval from the TSXV to list the Resulting Issuer Shares on the TSXV, including the Resulting Issuer Shares issuable upon the deemed exercise of the Subscription Receipts;

“Escrowed Funds” means the Proceeds and the Earned Interest;

“Extraordinary Resolution” has the meaning given to such term in Section 7.12;

“Irrevocable Direction” means a direction to the Receipt Agent signed by Kitrinor, substantially in the form of Schedule “B” attached hereto to be delivered to the Receipt Agent pursuant to Section 3.1 and Section 3.5 hereof;

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“Issuance Right” means the right of a Receiptholder to be issued, without payment of additional consideration or the undertaking of any further action by the Receiptholder, Resulting Issuer Shares on the basis of one (1) Resulting Issuer Share for each Subscription Receipt held, in the circumstances contemplated in this Agreement;

“Issue Price” means $0.40 per Subscription Receipt;

“Kitrinor” means Kitrinor Metals Inc., a corporation existing under the laws of Ontario, which common shares are listed on the TSXV;

“Kitrinor Counsel” means a barrister or solicitor or a firm of barristers and solicitors, who may be counsel for Kitrinor, acceptable to the Receipt Agent, acting reasonably;

“Kitrinor Shareholder” means a person who is a holder of record of one or more Kitrinor Shares;

“Kitrinor Shares” means fully paid and non-assessable common shares in the capital of Kitrinor;

“Lead Agent” means Clarus Securities Inc.;

“Merger” means the business combination among Kitrinor, Subco and the Company under which the business and assets of Kitrinor shall be combined with those of the Company, as a reverse takeover of Kitrinor by the Company, to form the Resulting Issuer, and upon completion thereof, each one (1) Common Share outstanding immediately prior to the effective time of the Merger shall be exchanged for one (1) Resulting Issuer Share, as adjusted in accordance with the terms of the Merger Agreement;

“Merger Agreement” means the agreement to be entered into between the Company, Kitrinor and Subco providing for the Merger and the Consolidation;

“Notice and Direction” means a notice and direction, executed by the Company and the Lead Agent, for and on behalf of the Agents: (i) advising the Receipt Agent that the Escrow Release Conditions have been satisfied; (ii) authorizing and directing the Receipt Agent to release the Released Amount to the Company; and (iii) authorizing and directing the Receipt Agent to pay the Balance of the Agents’ Expenses to the Lead Agent, for and on behalf of the Agents in accordance with this Agreement, substantially in the form attached hereto as Schedule “C”;

“Notice Date” means the date upon which the Notice and Direction is executed and delivered to the Receipt Agent, which for greater certainty, shall be a Business Day;

“Offering” means the creation, issue and sale of up to 35,000,000 Subscription Receipts pursuant to the terms of the Agency Agreement;

“Proceeds” means the aggregate gross proceeds of the Offering, less the Agents’ Commission and Expenses;

“Receipt Agent” means TSX Trust Company and its successors and permitted assigns from time to time under this Agreement, in the capacity of registrar and transfer agent in respect of the Subscription Receipts and escrow agent in respect of the Escrowed Funds;

“Receiptholders” or “holders” means the persons who are registered holders of Subscription Receipts and includes, where the context so requires, a transferee thereof if all applicable transfer requirements, other than registration, have been satisfied;

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“Receiptholders’ Request” means an instrument, signed in one or more counterparts by Receiptholders holding an aggregate of not less than 25% of all of the Subscription Receipts then outstanding, requesting the Receipt Agent to take some action or proceeding specified therein;

“Refund Date” means the date following deemed exercise of the Refund Right on which the payment in respect of the Refund Right is mailed to the Receiptholders, which shall be not more than five (5) Business Days following the Termination Date;

“Refund Right” means, with respect to each unexercised Subscription Receipt, the right of a Receiptholder to receive a refund of the Issue Price therefor, together with a pro rata portion of the Earned Interest in the circumstances contemplated in this Agreement;

“Released Amount” has the meaning given to such term in Section 3.5(a);

“Resulting Issuer” means Kitrinor upon completion of the Merger, which as part of the Merger, shall have amended its articles of incorporation to change its name to “Scythian Biosciences Inc.”, or such other name as determined by the directors of the Resulting Issuer acceptable to regulatory authorities;

“Resulting Issuer Shares” means fully paid and non-assessable common shares in the capital of the Resulting Issuer;

“Subco” means a company to be incorporated under the federal laws of Canada as a wholly-owned subsidiary of Kitrinor for the purposes of effecting the Merger;

“Subscription Receipt Certificate” means a certificate representing Subscription Receipts, substantially in the form attached hereto as Schedule “A”;

“Subscription Receipts” means the subscription receipts issued hereunder, whether in certificated or uncertificated form, and from time to time outstanding, each such Subscription Receipt evidencing the Issuance Right, the Refund Right and the other rights hereunder;

“Subsidiary of the Company” or “Subsidiary” means any corporation of which more than 50% of the outstanding Voting Shares are owned, directly or indirectly, by or for the Company, provided that the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation and includes any corporation in like relation to a Subsidiary;

“Termination Date” means the date on which the Termination Time occurs;

“Termination Time” has the meaning given to such term in Section 2.2(1)(b);

“TSXV” means the TSX Venture Exchange;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

“U.S. Purchaser” means a Receiptholder that is an Accredited Investor who is (a) a U.S. Person, (b) purchased the Subscription Receipts in the United States, (c) purchased Subscription Receipts on behalf of, or for the account or benefit of, any U.S. Person or person in the United States, (d) received an offer to purchase the Subscription Receipts while in the United States, or (e) any person that was in the United States at the time such person’s buy order was made or the subscription for the Subscription Receipts was executed or delivered;

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“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Voting Shares” means shares of the capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for this purpose, shares which only carry the right to vote conditionally on the occurrence of an event shall not be considered Voting Shares, whether or not such event shall have occurred, and no shares shall be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the occurrence of any such event; and

“written request of the Company” and “certificate of the Company” means, respectively, a written request and certificate signed in the name of the Company by any one of its officers and/or directors and may consist of one or more instruments so executed.

Section 1.2 Headings

The headings, the table of contents and the division of this Agreement into Articles and Sections are for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 1.3 References

Unless otherwise specified in this Agreement references to Articles, Sections and Schedules are to Articles and Sections of and Schedules to this Agreement.

Section 1.4 Certain Rules of Interpretation

Unless otherwise specified in this Agreement:

(a)	the singular includes the plural and vice versa;

(b)	gender references shall be read with such changes as may be required by the context;

(c)	a derivative of any defined word or phrase has the meaning appropriate to the derivation of the word or phrase;

(d)	“person” includes any individual, firm, partnership, company, corporation, trustee, government, governmental body, agency, instrumentality, unincorporated body of persons or association;

(e)	“in writing” or “written” includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including telecopy;

(f)	“including” and “in particular” are used for illustration or emphasis only and not to limit the generality of any preceding words, whether or not non-limiting language (such as “without limitation”, “but not limited to” and similar expressions) is used with reference thereto; and

(g)	a reference to any statute, regulation or bylaw includes amendments, consolidations, re-enactments and replacements thereof and instruments and legislation thereunder.

Section 1.5 Day Not A Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

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Section 1.6 Governing Law

This Agreement and the Subscription Receipt Certificates shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

Section 1.7 Conflict

In the event of a conflict or inconsistency between a provision in this Agreement and the Subscription Receipt Certificates issued hereunder, the relevant provision in this Agreement shall prevail to the extent of the inconsistency.

Section 1.8 Currency

All dollar amounts referred to herein, unless otherwise specifically indicated, are expressed in Canadian currency.

ARTICLE 2
SUBSCRIPTION RECEIPTS

Section 2.1 Creation and Issuance of Subscription Receipts

(a)	A maximum of 35,000,000 Subscription Receipts are hereby created and authorized to be issued at the Issue Price.

(b)	Upon receipt of the Proceeds, and at the written request of the Company, the Receipt Agent shall countersign, or authenticate as applicable, and deliver the Subscription Receipts (represented by one or more Subscription Receipt Certificates or deposited electronically, as directed by the Agents) to or to the order of the Agents, registered as directed by the Company.

(c)	The Receipt Agent is hereby appointed escrow agent in respect of the Escrowed Funds and registrar and transfer agent in respect of the Subscription Receipts.

Section 2.2 Form and Terms of Subscription Receipts

(1)	Each Subscription Receipt shall evidence the right of each holder, without payment of additional consideration or further action on part of the holder:

(a)	if the Notice and Direction is delivered on or before the Deadline, the Issuance Right; or

(b)	if on or before the Deadline:

(i)	the Notice and Direction has not been delivered to the Subscription Receipt Agent;

(ii)	the Merger Agreement has been terminated in accordance with its terms; or

(iii)	the Company has advised the Lead Agent, on behalf of the Agents, or announced to the public that it does not intend to proceed with the Merger,

(the time of occurrence of any such event being the “Termination Time”), the Refund Right.

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(c)	In the case of Subscription Receipts issued in certificated form, the Subscription Receipt Certificates (including all replacements issued in accordance with this Agreement) shall be substantially in the form set out in Schedule “A” attached hereto, shall be dated the date hereof (regardless of the actual date of issue), shall bear such legends and distinguishing letters and numbers as the Company may, with the approval of the Receipt Agent, prescribe and shall be issuable in any denomination, provided that no fractional Subscription Receipts shall be issued or otherwise provided thereunder.

(d)	Each Subscription Receipt authorized to be issued hereunder shall confer upon the holder thereof an Issuance Right, a Refund Right and the other rights conferred on Receiptholders hereunder.

(e)	The Subscription Receipt Certificates, or any uncertificated Subscription Receipts, shall bear, or be deemed to bear, the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) MARCH 13, 2017, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY”;

And if the Subscription Receipts are issued to a Receiptholder that is a U.S. Purchaser, the Subscription Receipts Certificates representing such Subscription Receipts, all of which shall be in certificated form, shall bear, or be deemed to bear, the following legend:

“THE SECURITIES REPRESENTED BY THIS SUBSCRIPTION RECEIPT CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, WITHIN OR OUTSIDE OF THE UNITED STATES.”

Section 2.3 Receiptholder not a Shareholder

Nothing in this Agreement or in the holding of a Subscription Receipt (as evidenced by a Subscription Receipt Certificate or otherwise), shall confer or be construed as conferring upon such Receiptholder any right or interest whatsoever as either a Company Shareholder or a Kitrinor Shareholder, or other holder of an equity interest in either of the Company or Kitrinor, including but not limited to, the right to receive notice of, attend or vote at meetings of either Company Shareholders or Kitrinor Shareholders, or any other proceedings of the Company or Kitrinor, until such former Receiptholder is noted on the register of holders of Resulting Issuer Shares in respect of those Resulting Issuer Shares that are issued on deemed exercise of the Issuance Right.

Section 2.4 Subscription Receipts to Rank Pari Passu

All Subscription Receipts shall rank pari passu, whatever their actual date of issue.

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Section 2.5 Signing of Subscription Receipt Certificates

The Subscription Receipt Certificates shall be signed by any director or officer of the Company duly authorized to sign the Subscription Receipt Certificate. The signature of such director or officer may be mechanically reproduced in facsimile and Subscription Receipt Certificates bearing such facsimile signatures shall be binding upon the Company as if they had been manually signed by such director or officer. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Subscription Receipt Certificate as director or officer may no longer hold office at the date of such Subscription Receipt Certificate or at the date of certification or delivery thereof, any Subscription Receipt Certificate so signed shall, subject to Section 2.6 hereof, be valid and binding upon the Company and the holder thereof shall be entitled to the benefits of this Agreement.

Section 2.6 Countersignature by the Receipt Agent

(a)	No Subscription Receipt Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefits hereof and thereof until it has been countersigned by manual signature by or on behalf of the Receipt Agent and such countersignature by the Receipt Agent upon any Subscription Receipt Certificate shall be conclusive evidence as against the Company that the Subscription Receipt Certificate so countersigned has been duly issued hereunder and that the holder is entitled to the benefits hereof and thereof.

(b)	The countersignature of the Receipt Agent on Subscription Receipt Certificates issued hereunder shall not be construed as a representation or warranty by the Receipt Agent as to the validity of this Agreement or the Subscription Receipt Certificates (except the due countersignature thereof) or as to the performance by the Company of its obligations under this Agreement and the Receipt Agent shall not be liable or answerable for the use made of the Subscription Receipt Certificates or any of them or of the consideration therefor except as otherwise specified herein. The countersignature by or on behalf of the Receipt Agent on the Subscription Receipt Certificates shall constitute a representation and warranty by the Receipt Agent that the Subscription Receipt Certificates have been duly certified by or on behalf of the Receipt Agent pursuant to the provisions of this Agreement.

Section 2.7 Issue in Substitution for Subscription Receipt Certificates Lost

(a)	In case any Subscription Receipt Certificate shall become mutilated or be lost, destroyed or stolen, the Company, subject to applicable law and Section 2.7(b) below, shall issue and thereupon the Receipt Agent shall countersign and deliver, a new Subscription Receipt Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place and upon cancellation of such mutilated Subscription Receipt Certificate or in lieu of and in substitution for such lost, destroyed or stolen Subscription Receipt Certificate, and the substituted Subscription Receipt Certificate shall be in a form approved by the Receipt Agent and shall entitle the holder to the benefits hereof and shall rank equally in accordance with its terms with all other Subscription Receipt Certificates issued or to be issued hereunder. When a new Subscription Receipt Certificate has been issued in substitution for a Subscription Receipt Certificate that has been lost, stolen or destroyed, only the Subscription Receipts represented by one of such certificates shall be counted for the purpose of determining the number of Subscription Receipts outstanding.

(b)	The applicant for the issue of a new Subscription Receipt Certificate pursuant to this Section 2.7 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Receipt Agent such evidence of ownership and of the loss, destruction or theft of the Subscription Receipt Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and the Receipt Agent, acting reasonably, in their sole discretion. Such applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Company and the Receipt Agent in their discretion and shall pay the reasonable charges of the Company and the Receipt Agent in connection therewith.

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Section 2.8 Exchange of Subscription Receipt Certificates

(a)	Subscription Receipt Certificates representing Subscription Receipts may, upon compliance by the holder thereof with the reasonable requirements of the Receipt Agent, be exchanged for another Subscription Receipt Certificate or other Subscription Receipt Certificates representing, in the aggregate, the same number of Subscription Receipts as represented by the Subscription Receipt Certificates so exchanged.

(b)	Subscription Receipt Certificates may be surrendered for exchange only at the Designated Office.

Section 2.9 Charges for Exchange

Except as otherwise provided herein, the Receipt Agent may charge to the Receiptholder requesting an exchange of Subscription Receipt Certificates a reasonable sum for each new Subscription Receipt Certificate issued in exchange for a Subscription Receipt Certificate or Subscription Receipt Certificates. Payment of such charges and reimbursement of the Receipt Agent or the Company for any and all stamp taxes or governmental or other charges required to be paid shall be made by such holder as a condition precedent to such exchange.

Section 2.10 Transfer and Ownership of Subscription Receipts

(a)	The Receipt Agent shall keep at its Designated Office a register: (i) in which shall be entered the names and addresses of Receiptholders and particulars of the Subscription Receipts held by them; and (ii) in which all transfers of Subscription Receipts and the date and other particulars of each transfer shall be entered. This register shall at all reasonable times be open for inspection by the Receiptholders.

(b)	A Receiptholder may at any time and from time to time have the Subscription Receipts represented by a Subscription Receipt Certificate transferred at the place at which the register of transfers is kept pursuant to the provisions of this Section 2.10. The Subscription Receipts may only be transferred in accordance with applicable laws and, upon compliance with the conditions herein, by the Receiptholder or its legal representative or its attorney duly appointed by an instrument in writing, in form and execution satisfactory to the Company and the Receipt Agent, upon compliance with such reasonable requirements as the Receipt Agent may prescribe, which may include, without limitation, the provision of a legal opinion, reasonably satisfactory, to the Company and the Receipt Agent to the effect that the securities laws of the applicable jurisdiction(s) have been complied with in relation to the transfer of the Subscription Receipts, and shall be valid only if entered on the register of transfers kept at the Designated Office. Upon execution by the Receiptholder and its transferee of the transfer form and form of acknowledgement and direction attached to the Subscription Receipt Certificate as Appendix “A” and “B”, respectively, and surrender of the Subscription Receipt Certificate, and upon compliance with the reasonable requirements as the Receipt Agent has prescribed, including the legal opinion referred to above, such transfer shall be duly noted on the register by the Receipt Agent. The Company shall issue, and the Receipt Agent shall countersign, a Subscription Receipt Certificate representing the Subscription Receipts so transferred registered in the name of the transferee or as the transferee directs. If less than all Subscription Receipts evidenced by the Subscription Receipt Certificate(s) so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Subscription Receipt Certificate registered in its name evidencing the Subscription Receipts not transferred. Without limitation, signatures must be guaranteed by an authorized officer of a Canadian chartered bank (Schedule I) or by a medallion signature guarantee from a member of a recognized Securities Transfer Association Medallion Program. The Receipt Agent shall have no duty to determine compliance by the transferor or transferee of Subscription Receipts with applicable securities laws. Subscription Receipts shall only be transferred upon payment to the Receipt Agent of a reasonable sum for each new Subscription Receipt Certificate issued upon such transfer, and reimbursement of the Receipt Agent for any and all stamp taxes or governmental or other charges required to be paid in order to complete such transfer.

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(c)	The Company and the Receipt Agent may treat the Receiptholder as the absolute holder and owner thereof for all purposes and the Company and the Receipt Agent shall not be affected or bound by any notice to the contrary, except where the Company and the Receipt Agent are required to take notice by statute or by order of a court of competent jurisdiction. Subject to any Applicable Legislation to the contrary, the Receipt Agent shall not be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Subscription Receipt, and may transfer any Subscription Receipt on the direction of the Receiptholder, whether named as trustee or otherwise, as though that person were the beneficial owner of the Subscription Receipt.

(d)	A Receiptholder shall be entitled to the rights evidenced by its Subscription Receipt Certificate free from all equities or rights of set off or counterclaim between the Company and any original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Receiptholder of the Resulting Issuer Shares issued pursuant to the Receiptholder’s Issuance Right, or of the Issue Price and the Receiptholder’s pro rata entitlement to the Earned Interest on the Escrowed Funds payable pursuant to the Receiptholder’s Refund Right, as the case may be, as the Receiptholder is entitled and as may be delivered pursuant to the terms hereof, shall be a good discharge to the Company, Kitrinor, the Resulting Issuer and the Receipt Agent for such Resulting Issuer Shares issued pursuant to the Receiptholder’s Issuance Right, or Issue Price and the Receiptholder’s pro rata entitlement to the Earned Interest on the Escrowed Funds payable pursuant to the Receiptholder’s Refund Right, as the case may be, and neither the Company, Kitrinor, the Resulting Issuer nor the Receipt Agent shall be bound to inquire into the title of any such holder except where the Company, Kitrinor, the Resulting Issuer or the Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction.

(e)	The Receipt Agent shall not, and the Company may direct the Receipt Agent to not, register a transfer of Subscription Receipts if the Receipt Agent or the Company, as the case may be, determines that the transferee is a U.S. Person, is a person in the United States or is acquiring the Subscription Receipts evidenced thereby for the account or benefit of a U.S. Person or a person in the United States. For this purpose, the Receipt Agent and the Company may conclusively act and rely on the address of the transferee and the representation on the form of acknowledgement and direction in making such determination.

(f)	The transfer register in respect of Subscription Receipts shall be closed at 5:00 p.m. (Toronto time) at the Designated Office, on the earlier to occur of:

(i)	the Termination Date; and

(ii)	the Notice Date,

provided that, the Receipt Agent shall not be responsible for closing the register unless and until the Receipt Agent has received notice from the Company and the Agents setting out the Termination Date or the Notice and Direction setting out the Notice Date.

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Section 2.11 Proceeds to be Placed in Escrow

(a)	Upon the receipt and acceptance by the Company of duly completed subscriptions for Subscription Receipts, and upon the issuance of the Subscription Receipts, the Lead Agent, for and on behalf of the Agents shall deliver or cause to be delivered the Proceeds to the Receipt Agent, such payment to be made by bank draft or money order payable to the Receipt Agent or wire transfer to the account designated by the Receipt Agent. The Receipt Agent shall immediately place such funds in escrow to be held pursuant to the terms hereof.

(b)	The Receipt Agent hereby agrees to hold the Escrowed Funds as agent for and on behalf of the Company and the Receiptholders and to release and deal with the Escrowed Funds as provided herein only.

(c)	The Company represents to the Receipt Agent that any account to be opened by the Receipt Agent in connection with this Agreement, for or to the credit of the Company, is not intended to be used by or on behalf of a party other than the Company and the Receiptholders.

Section 2.12 Liquidation and Bankruptcy of the Company

(a)	Each Receiptholder has in respect of the Issuance Right, a claim against the Company and the Resulting Issuer to be issued Resulting Issuer Shares, on the basis of one (1) Resulting Issuer Share for each one (1) Subscription Receipt held by such holder.

(b)	Each Receiptholder has in respect of the Refund Right, a claim against the Company to be reimbursed an amount equal to the Issue Price, plus a pro rata share of the Earned Interest on the Escrowed Funds, for each unexercised Subscription Receipt held by such holder.

(c)	A Receiptholder shall not be entitled to assert a claim against the Company and the Resulting Issuer pursuant to Section 2.12(a) or the Company pursuant to Section 2.12(b) hereof prior to, in the case of Section 2.12(a), the Notice Date, and in the case of Section 2.12(b), the Termination Date, unless the Company or the Resulting Issuer, as applicable, makes a general assignment for the benefit of creditors or any proceeding is instituted by the Company or the Resulting Issuer, as applicable, seeking relief on its behalf as a debtor, or by any person seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking appointment of a receiver, receiver and manager, director, custodian or similar official for it or any substantial part of its property and assets or the Company takes any action to authorize any of the actions set forth above, in which event each holder of Subscription Receipts shall be entitled to immediately exercise the Refund Right in respect of each unexercised Subscription Receipt.

Section 2.13 Reliance by the Receipt Agent

The Receipt Agent shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue, deemed exercise or transfer of any Subscription Receipts (or the Issuance Right comprising part thereof) or any Resulting Issuer Shares issuable upon the deemed exercise thereof, provided such issue, deemed exercise or transfer, as the case may be, is effected in accordance with the terms of this Agreement. The Receipt Agent shall be entitled to process all proffered transfers and deemed exercises of Subscription Receipts upon the presumption that such transfers or deemed exercises are permissible pursuant to all applicable laws and regulatory requirements. The Receipt Agent may assume for the purposes of this Agreement that any address on the register of the Receiptholders is the holder’s actual address and is also determinative as to residency and that the address of any transferee to whom any Subscription Receipts are to be registered, as shown on the transfer document, is the transferee’s residency. The Receipt Agent shall have no obligation to ensure that legends appearing on the Subscription Receipt Certificates or Resulting Issuer Share certificates comply with regulatory requirements or securities laws of any applicable jurisdiction.

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ARTICLE 3
SATISFACTION OF ISSUANCE RIGHT AND REFUND RIGHT

Section 3.1 Notice of Satisfaction of Escrow Release Condition

(a)	If the Escrow Release Conditions have been satisfied on or prior to the Deadline, the Company and the Lead Agent, for an on behalf of the Agents shall no later than one (1) Business Day prior to the Merger deliver the Notice and Direction to the Receipt Agent, and Kitrinor shall concurrently deliver to the Receipt Agent the Irrevocable Direction.

(b)	Upon receipt of the executed Notice and Direction and Irrevocable Direction pursuant to Section 3.1(a), the Receipt Agent shall forthwith: (i) issue and deliver the Resulting Issuer Shares issuable pursuant to the Subscription Receipts in accordance with Section 3.2; and (ii) make the payments as provided for in Section 3.5.

Section 3.2 Issuance Right by Deemed Exercise

(a)	A Receiptholder shall be deemed, at the time of delivery of the Notice and Direction on the Notice Date, to have exercised the Issuance Right with respect to all Subscription Receipts held by the Receiptholder, without the payment of any further consideration or the undertaking of any further action (including the surrender of any Subscription Receipt Certificates, if applicable) by such Receiptholder, and shall be entitled to be issued the Resulting Issuer Shares issuable in respect of the Subscription Receipts (and for certainty, immediately after the completion of the Merger).

(b)	As soon as practicable after the delivery of the Notice and Direction as contemplated in Section 3.2(a) hereof, the Resulting Issuer shall cause the Receipt Agent to enter on the share register of the Company, effective as of the Notice Date (and for certainty, immediately after the completion of the Merger), the names of each Receiptholder as the holder of record of such number of Resulting Issuer Shares to which each Receiptholder is entitled. As soon as practicable thereafter, the Resulting Issuer will cause certificates representing the Resulting Issuer Shares issuable upon the deemed exercise of the Subscription Receipts, to be issued and delivered directly to the Receiptholders by the transfer agent and registrar of the Resulting Issuer.

(c)	Upon the deemed exercise of the Issuance Right in accordance with Section 3.2(a) hereof, the Resulting Issuer Shares shall be deemed to have been issued, and the person or persons to whom such Resulting Issuer Shares are to be issued shall be deemed to have become the holder or holders of record of such Resulting Issuer Shares, on the Notice Date (and for certainty, immediately after the completion of the Merger).

(d)	The Resulting Issuer Shares issuable upon deemed exercise of the Subscription Receipts shall bear any restrictive legend as may be required by the TSXV. All Resulting Issuer Shares issued to a Receiptholder that is a U.S. Purchaser upon the deemed exercise of the Subscription Receipts shall also have attached to them the following restrictions:

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“THE SECURITIES REPRESENTED HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Section 3.3 Satisfaction of Issuance Right

(a)	Effective upon the deemed exercise of the Issuance Right in accordance with Section 3.2(a) hereof and the issuance of Resulting Issuer Shares relating thereto as contemplated herein, the Issuance Right shall have been satisfied and the Subscription Receipts relating thereto shall be void and of no value or effect.

(b)	If, in the opinion of Company Counsel or Kitrinor Counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities administrator, regulatory agency or governmental authority in Canada or any other step is required under any federal or provincial law of Canada before the Resulting Issuer Shares issuable upon exercise of the Subscription Receipts may be issued to a Receiptholder, the Company and Kitrinor each covenant that each shall use their best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances.

Section 3.4 Fractions

Notwithstanding anything contained in this Agreement, the Resulting Issuer shall not be required, upon the deemed exercise of any Issuance Right, to issue fractions of Resulting Issuer Shares to any person and no cash amount shall be payable in lieu thereof.

Section 3.5 Release of Escrowed Funds to the Company

(a)	If the Escrow Release Conditions are satisfied at or before the Deadline and the Notice and Direction is delivered to the Receipt Agent, the Receipt Agent shall release to the Company the full amount of the Escrowed Funds remaining in escrow by way of certified cheque or wire transfer, less the Balance of the Agents’ Expenses and any amounts payable to the Receipt Agent (the “Released Amount”).

(b)	The Receipt Agent shall pay or cause to be paid to the Lead Agent, for and on behalf of the Agents, the Balance of the Agents’ Expenses as soon as practicable upon delivery by the Company and the Lead Agent, for and on behalf of the Agents to the Receipt Agent of the Notice and Direction which shall specify the amount of the Balance of the Agents’ Expenses payable to the Agents.

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(c)	The Notice and Direction shall be received by the Receipt Agent no later than 12:00 p.m. (Toronto time) on the day on which the Escrowed Funds are to be released in accordance with Section 3.5(a) above. Any such Notice and Direction received by the Receipt Agent after 12:00 p.m. (Toronto time) or received on a non-Business Day shall be deemed to have been given prior to 12:00 p.m. (Toronto time) on the next Business Day.

Section 3.6 Reimbursement Pursuant to Refund Right

(a)	If the Termination Time occurs:

(i)	the Company and the Lead Agent, for and on behalf of the Agents, shall forthwith notify the Receipt Agent thereof in writing; and

(ii)	each Receiptholder as of the Termination Time shall be deemed to have elected, as at the Termination Time, to exercise the Refund Right in respect of each unexercised Subscription Receipt held by such Receiptholder;

(iii)	each Receiptholder (or a transferee thereof if all applicable transfer requirements, other than registration, have been satisfied) shall be entitled from and after the Termination Time, to payment in the aggregate amount of: (A) the Issue Price in respect of such holders’ Subscription Receipts; and (B) such holder’s pro rata entitlement to the Earned Interest, less any applicable withholding tax.

(b)	The amount paid to each Receiptholder under Section 3.6(a)(iii)(A) shall be satisfied from the Proceeds and the amount paid to each Receiptholder under Section 3.6(a)(iii)(B) shall be satisfied from the Earned Interest, and the obligation to make such payments shall be paid on the Refund Date and satisfied by:

(i)	mailing payment by cheque or cheques payable to the Receiptholder to the address specified for such Receiptholder in the register kept at the Designated Office, accompanied by the notice provided to the Receipt Agent under Section 3.6(a)(i) hereto; or

(ii)	if so requested by the Receiptholder by written notice executed in accordance with Section 7.17 hereof and received by the Receipt Agent no later than three (3) Business Days prior to the Refund Date, cause a cheque to be held for pick up by the Receiptholder at the Designated Office or as otherwise directed by such Receiptholder.

Upon the mailing or delivery of the cheque or cheques representing payment in full of the Refund Right (and provided such cheque or cheques have been honoured for payment, if presented for payment within six months of the date thereof), the Refund Right evidenced by the unexercised Subscription Receipts registered in the name of such holder shall be satisfied and such Subscription Receipts shall be void and of no value or effect.

(c)	If the Termination Time occurs, the Company hereby covenants and agrees that it shall within two (2) Business Days of the Termination Date, provide the Receipt Agent, by way of wire transfer, with the full amount of the Agents’ Commission and Expenses (together with all accrued interest thereon at the same rate of interest that has otherwise accrued on the remaining Escrowed Funds from the Closing to but excluding the Termination Date) for purposes of distribution to the Receiptholders in accordance with Section 3.6(d) below.

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(d)	If, at the Termination Time, and after the payments in Section 3.5(c) have been satisfied, the Escrowed Funds are less than the amount to which a Receiptholder is entitled pursuant to its Refund Right, the Company shall: (i) within two (2) Business Days of the Termination Date, provide the Receipt Agent with sufficient funds to offset any such difference; or (ii) within five (5) Business Days of the Termination Date, mail payment representing such difference by cheque or cheques payable to the Receiptholders to the addresses specified for such Receiptholders in the register kept at the Designated Office.

Section 3.7 Cancellation of Surrendered Subscription Receipt Certificates

All Subscription Receipt Certificates dealt with pursuant to Section 2.7, Section 2.8, Section 2.10, Section 3.2, Section 3.6 and Section 5.1 hereof shall, subject to the express provisions of this Agreement, be deemed to be cancelled and, if required by the Company, the Receipt Agent shall provide to the Company and the Resulting Issuer a cancellation certificate identifying the Subscription Receipt Certificates so cancelled and the number of Subscription Receipts represented thereby.

Section 3.8 Segregation of Escrowed Funds

The Escrowed Funds received by the Receipt Agent, together with Earned Interest thereon, earned in accordance with Article 4 hereof, shall be received as agent for, and shall be segregated and kept apart by the Receipt Agent as agent for, the Company and Receiptholders, in accordance with Article 4 hereof and subject to the conditions set out herein.

ARTICLE 4
INVESTMENT OF ESCROWED FUNDS

Section 4.1 Investment of Escrowed Funds

(1)	Pending release of the Escrowed Funds, the Escrow Agent shall hold, invest and reinvest the Escrowed Funds, together with Earned Interest thereon, if any, on behalf of the Company and the Receiptholders, as the case may be, in short-term obligations of, or guaranteed by, the Government of Canada or any province thereof, or with a Schedule 1 Canadian chartered bank, or any other investment approved by the Company and the Lead Agent, for and on behalf of the Agents, which investments may include:

(a)	Government of Canada treasury bills; or

(b)	interest bearing accounts, guaranteed investment certificates or interest bearing term deposits;

all as directed a joint written direction by the Company and the Lead Agent, for and on behalf of the Agents, provided that the Escrowed Funds, together with Earned Interest thereon, if any, shall only be invested in investments having a maturity date of 15 days or less, which maturity dates shall be selected to facilitate any payments expected to be made under this Agreement. If at any time the Escrowed Funds include cash that is not invested and the Company and the Lead Agent, for and on behalf of the Agents have not provided directions to the Escrow Agent to invest such cash, the Escrow Agent shall deposit all such uninvested cash in a segregated account with a Canadian chartered bank listed in Schedule 1 of the Bank Act (Canada), such account to earn a rate of interest then current on similar deposits.

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(2)	In the event that the Escrow Agent does not receive a written direction or only a partial written direction, the Escrow Agent may hold cash balances constituting part or all of the Escrow Funds and may, but need not, invest same in its deposit department, the deposit department of one of its Affiliates, or the deposit department of a Canadian chartered bank; but the Escrow Agent, its Affiliates or a Canadian chartered bank shall not be liable to account for any profit or diminishment to any parties to this Agreement or to any other person or entity other than at a rate, if any, established from time to time by the Escrow Agent, its Affiliates or a Canadian chartered bank. For the purpose of this Section, “Affiliate” means an “affiliate” within the meaning of the Business Corporations Act (Ontario).

(3)	Such written direction to the Escrow Agent shall be provided no later than 9:30 a.m. (Toronto time), on the day on which the investment is to be made. Any written direction received by the Escrow Agent after 9:30 a.m. (Toronto time), or on a day which is not a Business Day, shall be deemed to have been given prior to 9:30 a.m. (Toronto time), on the next succeeding Business Day.

(4)	The Escrow Agent shall have no liability with respect to any loss in the value of investments as permitted to be made hereunder. In making any payment, the Escrow Agent shall not be liable for any loss sustained from the early termination of any investment if such early termination is required to enable the Escrow Agent to make a payment.

Section 4.2 Interest on Escrowed Funds

Interest accruing on any Escrowed Funds shall accrue to the benefit of, and shall be released by the Receipt Agent in accordance with the provisions of this Agreement to, the Company, the Lead Agent, for and on behalf of the Agents or the Receiptholders, as the case may be.

ARTICLE 5
RIGHTS AND COVENANTS OF THE COMPANY

Section 5.1 Optional Purchases by the Company

Subject to compliance with applicable securities legislation, the Company may from time to time purchase by private contract or otherwise any of the Subscription Receipts. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors of the Company, such Subscription Receipts are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Company, in its sole discretion, may determine. Any Subscription Receipt Certificates representing the Subscription Receipts purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Receipt Agent.

Section 5.2 General Covenants

(a)	Kitrinor covenants with and to the Company, the Receipt Agent and the Agents (and for the benefit of Receiptholders) that so long as any Subscription Receipts remain outstanding in respect of which an Issuance Right exists:

(i)	it shall reserve and keep available a sufficient number of Resulting Issuer Shares to enable it to satisfy its obligations to issue Resulting Issuer Shares in respect of Subscription Receipts;

(ii)	it shall cause the Resulting Issuer Shares issuable in respect of the deemed exercise of the Subscription Receipts to be duly issued in accordance with this Agreement;

(iii)	all Resulting Issuer Shares which shall be issued in respect of the deemed exercise of the Subscription Receipts shall be fully paid and non-assessable common shares;

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(iv)	it shall at all times maintain its existence and shall carry on and conduct its business in a prudent manner in accordance with industry standards and shall keep or cause to be kept proper books of account in accordance with applicable law;

(v)	it shall make all requisite filings under applicable laws and regulations, including, without limitation, Canadian securities legislation;

(vi)	it shall use its reasonable commercial efforts to complete the Merger, including the Consolidation, on or before the Termination Date and as soon as practicable after completion of the Merger, it shall cause each Receiptholder to be entered on the register of Shareholders pursuant to Section 3.2(b) hereof;

(vii)	it shall use its commercially reasonable efforts to ensure that the Resulting Issuer Shares are accepted for listing on the TSXV;

(viii)	it shall not take any action or omit to take any action which would have the effect of preventing the deemed exercise of any of the Subscription Receipts or the Receiptholders from receiving any Resulting Issuer Shares issuable upon such deemed exercise;

(ix)	with respect to any notices to be given or other acts to be performed or which may be given or performed by the Lead Agent, for and on behalf of the Agents or the Receipt Agent under or pursuant to this Agreement (including the Irrevocable Direction contemplated by Section 3.1 hereof), it shall provide to the Agents or the Receipt Agent, in a timely manner all such information and documents as any of the Agents or the Receipt Agent may reasonably request and are within the knowledge or control of Kitrinor in order to verify the factual circumstances relating to such notices or acts and, if requested, such information and documents shall be certified as correct by an officer of Kitrinor;

(x)	from the date hereof to the earlier of the Notice Date or the Termination Date, it shall not, other than as contemplated by the Merger, do any of the following:

(A)	(1) subdivide or redivide the outstanding Kitrinor Shares into a greater number of Kitrinor Shares; (2) consolidate, reduce or combine the outstanding Kitrinor Shares into a lesser number of Kitrinor Shares; or (3) reclassify the outstanding Kitrinor Shares, change the Kitrinor Shares into other shares or otherwise reorganize the shares of the Corporation;

(B)	issue or distribute to all or substantially all of the holders of Kitrinor Shares: (1) shares of any class, rights, options or warrants to acquire Kitrinor Shares or securities convertible into or exchangeable for Kitrinor Shares; (2) evidence of Kitrinor’s indebtedness; or (3) any property or other assets; or

(C)	undertake: (1) any reorganization of Kitrinor or any consolidation, amalgamation, arrangement, merger or other form of business combination of Kitrinor with or into any other person or other entity other than a direct or indirect wholly-owned Subsidiary of Kitrinor; or (2) any sale, lease, exchange or transfer of the undertaking or assets of Kitrinor as an entirety or substantially as an entirety to any other person or entity other than a direct or indirect wholly-owned Subsidiary of Kitrinor or a liquidation, dissolution or winding-up of Kitrinor, provided, however, that nothing shall prevent Kitrinor from undertaking any intra-group reorganization of its corporate structure, business, operations or assets which may include, without limitation, the transfer of assets to, and the assumption of liabilities by, a Subsidiary of Kitrinor or a partnership of which Kitrinor holds the majority of partnership interests, corporate continuance of any Subsidiary of Kitrinor, corporate amalgamations of Kitrinor and any Subsidiary of Kitrinor, dissolution of a Subsidiary of Kitrinor or a partnership of which Kitrinor holds the majority of partnership interests, redemption of shares by a Subsidiary of Kitrinor, capitalization of a Subsidiary of Kitrinor either by way of a loan or equity, and such other intra-group transactions as Kitrinor or any Subsidiary of Kitrinor may consider to be necessary or in its best interests; and

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(xi)	generally, it shall well and truly perform and carry out all of the acts or things to be done by it as provided in this Agreement.

(b)	The Company covenants with and to Kitrinor, the Receipt Agent and the Agents (and for the benefit of Receiptholders) that so long as any Subscription Receipts remain outstanding in respect of which an Issuance Right exists:

(i)	it shall at all times maintain its existence and shall carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice and shall keep or cause to be kept proper books of account in accordance with applicable law;

(ii)	it shall make all requisite filings under applicable laws and regulations, including, without limitation, Canadian securities legislation;

(iii)	it shall use its reasonable commercial efforts to complete the Merger on or before the Termination Date;

(iv)	it shall cause the Receipt Agent to keep open the registers of holders and registers of transfers referred to herein and shall not take any action or omit to take any action which would have the effect of preventing the deemed exercise of any of the Subscription Receipts or the Receiptholders from receiving any Resulting Issuer Shares issuable upon such deemed exercise;

(v)	the Company and the Lead Agent, for and on behalf of the Agents shall, no later than one (1) Business Day prior to the date on which the Merger is to be completed, send to the Receipt Agent the Notice and Direction;

(vi)	prior to the delivery of the Notice and Direction, the Company shall deliver to the Lead Agent, for and on behalf of the Agents, an officer’s certificate confirming that the Escrow Release Conditions have been satisfied;

(vii)	if the Escrow Release Conditions are not satisfied on or prior to the Termination Date, the Company and the Lead Agent, for and on behalf of the Agents, shall notify the Receipt Agent in writing;

(viii)	with respect to any notices to be given or other acts to be performed or which may be given or performed by the Agents or the Receipt Agent under or pursuant to this Agreement (including the Notice and Direction contemplated by Section 3.1 hereof) the Company shall provide to the Agents or the Receipt Agent, in a timely manner all such information and documents as any of the Agents or the Receipt Agent may reasonably request and are within the knowledge or control of the Company in order to verify the factual circumstances relating to such notices or acts and, if requested, such information and documents shall be certified as correct by an officer of the Company;

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(ix)	from the date hereof to the earlier of the Notice Date or the Termination Date, it shall not, other than as contemplated by the Merger, do any of the following:

(A)	(1) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares; (2) consolidate, reduce or combine the outstanding Common Shares into a lesser number of Common Shares (excepting the proposed Consolidation); or (3) reclassify the outstanding Common Shares, change the Common Shares into other shares or otherwise reorganize the shares of the Corporation;

(B)	issue or distribute to all or substantially all of the holders of Common Shares: (1) shares of any class, rights, options or warrants to acquire Common Shares or securities convertible into or exchangeable for Common Shares; (2) evidence of the Corporation’s indebtedness; or (3) any property or other assets; or

(C)	undertake: (1) other than the Merger, any reorganization of the Corporation or any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other person or other entity other than a direct or indirect wholly-owned Subsidiary of the Company; or (2) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to any other person or entity other than a direct or indirect wholly-owned Subsidiary of the Company or a liquidation, dissolution or winding-up of the Company, provided, however, that nothing shall prevent the Company from undertaking any intra-group reorganization of its corporate structure, business, operations or assets which may include, without limitation, the transfer of assets to, and the assumption of liabilities by, a Subsidiary of the Company or a partnership of which the Company holds the majority of partnership interests, corporate continuance of any Subsidiary of the Company, corporate amalgamations of the Company and any Subsidiary of the Company, dissolution of a Subsidiary of the Company or a partnership of which the Company holds the majority of partnership interests, redemption of shares by a Subsidiary of the Company, capitalization of a Subsidiary of the Company either by way of a loan or equity, and such other intra-group transactions as the Company or any Subsidiary of the Company may consider to be necessary or in its best interests; and

(D)	generally, it shall well and truly perform and carry out all of the acts or things to be done by it as provided in this Agreement.

(c)	The Company represents to the Receipt Agent and the Agents that it is duly authorized to create, issue and sell the Subscription Receipts and the Subscription Receipts, when issued and countersigned as herein provided, shall be valid and enforceable obligations of the Company.

Section 5.3 Receipt Agent’s Remuneration, Expenses and Indemnity

(a)	The Company covenants that it shall pay to the Receipt Agent from time to time reasonable remuneration for its services hereunder and shall pay or reimburse the Receipt Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Receipt Agent in the administration or execution of this Agreement (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Receipt Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Receipt Agent’s gross negligence, wilful misconduct or bad faith. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date shall bear interest at the then current rate charged by the Receipt Agent against unpaid invoices and shall be payable upon demand.

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(b)	In addition to any right of indemnity given to the Receipt Agent by law, the Company indemnifies the Receipt Agent, its agents, employees, directors and officers and saves the Receipt Agent, its agents, employees, directors and officers harmless of and from any and all costs, suits, actions, demands, liabilities, and claims whatsoever arising from or out of the performance of its duties and obligations hereunder, save only in the event of gross negligence, wilful misconduct or bad faith on the part of the Receipt Agent, its agents, employees, directors or officers, but no act or omission by the Receipt Agent, its agents, employees, directors and officers shall constitute or be deemed to constitute gross negligence, wilful misconduct or bad faith if it is done or omitted at the written request of the Company. This indemnity shall survive the termination or discharge of this Agreement or the resignation or removal of the Receipt Agent.

Section 5.4 Performance of Covenants by Receipt Agent

If the Company fails to perform any of its covenants contained in this Agreement, the Receipt Agent may notify the Receiptholders and the Agents of such failure on the part of the Company or may itself perform any of such covenants capable of being performed by it but shall be under no obligation to perform such covenants or to notify the Receiptholders and the Agents of such performance by it. All sums expended or advanced by the Receipt Agent in so doing shall be repayable as provided in Section 5.3 hereof. No such performance, expenditure or advance by the Receipt Agent shall relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

ARTICLE 6
ENFORCEMENT

Section 6.1 Suits by Receiptholders

Subject to Section 7.11 hereof, all or any of the rights conferred upon any Receiptholder by any of the terms of the Subscription Receipt Certificates or this Agreement, or both, may be enforced by the Receiptholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Receipt Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Receiptholders.

Section 6.2 Immunity of Shareholders

(a)	Subject to any rights or remedies available to Receiptholders under laws and regulations, including without limitation, applicable securities laws, the Receipt Agent and, by the acceptance of the Subscription Receipts and as part of the consideration for the issue of the Subscription Receipts, the Receiptholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director, officer, employee or agent of the Company or any successor person for the issue of the Resulting Issuer Shares pursuant to any Subscription Receipt or on any covenant, agreement, representation or warranty by the Company herein or in the Subscription Receipt Certificates.

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(b)	The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future shareholders, directors, officers, employees or agent of the Company or any successor person, but only the property of the Company or any successor person shall be bound in respect hereof.

ARTICLE 7
MEETINGS OF RECEIPTHOLDERS

Section 7.1 Right to Convene Meeting

The Receipt Agent or the Company may at any time and from time to time, and the Receipt Agent shall, on receipt of a written request of the Company or a Receiptholders’ Request and upon being funded and indemnified to its reasonable satisfaction by the Company or by the Receiptholders signing such Receiptholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Receiptholders. In the event that the Receipt Agent fails within 10 days after receipt of any such request and such funding and indemnity to give notice convening a meeting, the Company or such Receiptholders, as the case may be, may convene such meeting. Every such meeting shall be held in Toronto, Ontario or at such other place as may be approved or determined by the Receipt Agent.

Section 7.2 Notice of Meeting

At least 10 days’ notice of any meeting of Receiptholders shall be given to the Receiptholders in the manner provided in Section 10.2 hereof and a copy of such notice shall be sent by mail to the Receipt Agent, unless the meeting has been called by it. Such notice shall state the date (which shall be a Business Day) and time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Receiptholders to make an informed decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7. The accidental omission to give notice of a meeting to any Receiptholder shall not invalidate any resolution passed at any such meeting. A Receiptholder may waive notice of a meeting either before or after the meeting.

Section 7.3 Chairman

An individual, who need not be a Receiptholder, designated in writing by the Receipt Agent shall be chairman of the meeting and if no individual is so designated, or if the person so designated is not present within 15 minutes after the time fixed for the holding of the meeting, the Receiptholders present in person or by proxy shall choose some individual present to be chairman.

Section 7.4 Quorum

Subject to the provisions of Section 7.12 hereof, at any meeting of the Receiptholders a quorum shall consist of two Receiptholders present in person or by proxy and representing at least 25% of the outstanding Subscription Receipts. If a quorum of the Receiptholders is not present within 30 minutes after the time fixed for the holding of any meeting, the meeting, if summoned by the Receiptholders or pursuant to a Receiptholders’ Request, shall be dissolved. In any other case, the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, if practicable, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Receiptholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not represent 25% of the outstanding Subscription Receipts. Any business may be brought before or dealt with at an adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.

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Section 7.5 Power to Adjourn

The chairman of any meeting at which a quorum of the Receiptholders is present may, with the consent of the holders of a majority of the Subscription Receipts represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 7.6 Show of Hands

Every question submitted to a meeting shall, subject to Section 7.7 hereof, be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of such fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Subscription Receipts, if any, held by him.

Section 7.7 Poll

On every Extraordinary Resolution (as defined in Section 7.12 hereof), and on any other question submitted to a meeting, when demanded by the chairman or by one or more Receiptholders or proxies for Receiptholders, a poll shall be taken in such manner and either at once or after an adjournment, as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the holders of a majority of the Subscription Receipts represented at the meeting and voted on the poll.

Section 7.8 Voting

On a show of hands every person who is present and entitled to vote, whether as a Receiptholder or as proxy for one or more Receiptholders or both, shall have one vote. On a poll each Receiptholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each Subscription Receipt of which he is then the holder. A proxy need not be a Receiptholder. In the case of joint holders of a Subscription Receipt, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them is present in person or by proxy, they shall vote together in respect of the Subscription Receipts of which they are joint holders. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Subscription Receipts, if any, held or represented by him.

Section 7.9 Regulations

The Receipt Agent, or the Company with the approval of the Receipt Agent and the Agents, may from time to time make and vary or revoke such regulations as it shall consider appropriate providing for and governing:

(a)	the form of the instrument appointing a proxy, which shall be in writing, and the manner in which such instrument shall be executed and the production of the authority of any person executing any such instrument on behalf of a Receiptholder;

(b)	the deposit of instruments appointing proxies at such place as the Receipt Agent, the Company or the Receipt holder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which such instruments must be deposited;

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(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or faxed before the meeting to the Company or the Receipt Agent at the place where the meeting is to be held and for the voting of proxies so deposited as though the instruments were produced at the meeting; and

(d)	generally for the calling of meetings of Receiptholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Subscription Receipts, or as entitled to vote or be present at the meeting in respect thereof, shall be Receiptholders and persons whom Receiptholders have by instrument in writing duly appointed as their proxies.

Section 7.10 Persons Entitled to Attend Meetings

The Company, the Agents and the Receipt Agent, by their respective employees, officers and directors, and the legal advisors of the Company, the Agents, the Receipt Agent or any Receiptholder, may attend any meeting of the Receiptholders, but shall have no vote as such.

Section 7.11 Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Agreement or by law, the Receiptholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a)	to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Receiptholders or (subject to the prior consent of the Receipt Agent, such consent not to be unreasonably withheld) the Receipt Agent in its capacity as subscription receipt agent and as escrow agent hereunder or on behalf of the Receiptholders against the Company or against its property or assets or any part thereof, whether such rights arise under this Agreement, the Subscription Receipt Certificates or otherwise;

(b)	to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Receiptholders;

(c)	to direct or authorize the Receipt Agent to enforce any of the covenants of the Company contained in this Agreement or the Subscription Receipt Certificates and any of the rights of the Receiptholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(d)	to waive, and to direct the Receipt Agent to waive, any default on the part of the Company in complying with any provisions of this Agreement or the Subscription Receipt Certificates either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e)	to restrain any Receiptholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants of the Company in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the Receiptholders;

(f)	to direct any Receiptholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with such suit, action or proceeding upon payment of the costs, charges and expenses reasonably and properly incurred by such Receiptholder in connection therewith;

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(g)	to assent to any change in or omission from the provisions contained in the Subscription Receipt Certificates and this Agreement or any ancillary or supplemental instrument which may be agreed to by the Company and to authorize the Receipt Agent to concur in and execute any ancillary or supplemental agreement embodying such change or omission;

(h)	with the consent of the Company (such consent not to be unreasonably withheld), to remove the Receipt Agent or its successor in office and to appoint a new subscription receipt agent and escrow agent to take the place of the Receipt Agent so removed; and

(i)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company;

in any such case subject to compliance with any applicable laws and to any necessary regulatory approvals.

Section 7.12 Meaning of “Extraordinary Resolution”

(a)	The expression “Extraordinary Resolution” when used in this Agreement means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Receiptholders (including an adjourned meeting) duly convened for such purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the Subscription Receipts then outstanding are present in person or by proxy and passed by the affirmative votes of the holders of not less than 66⅔% the Subscription Receipts represented at the meeting and voted on a poll upon such resolution.

(b)	If, at any such meeting, the holders of not less than 25% of the Subscription Receipts outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Receiptholders, shall be dissolved. In any other case, the meeting shall be adjourned to such date, being not less than seven (7) and not more than 14 days later, and to such place and time as may be appointed by the chairman. Not less than five (5) days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 10.2 hereof. Such notice shall state that at the adjourned meeting the Receiptholders present in person or by proxy shall form a quorum. At the adjourned meeting, the Receiptholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 7.12(a) hereof shall be an Extraordinary Resolution within the meaning of this Agreement, notwithstanding that the holders of not less than 25% of the Subscription Receipts then outstanding are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 7.13 Powers Cumulative

Any one or more of the powers in this Agreement stated to be exercisable by the Receiptholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Receiptholders to exercise the same or any other such power or powers thereafter from time to time.

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Section 7.14 Minutes

Minutes of all resolutions and proceedings at every meeting of Receiptholders shall be made and duly entered in books to be from time to time provided for that purpose by the Receipt Agent at the expense of the Company, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had or by the chairman of the next succeeding meeting of the Receiptholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened and all resolutions passed thereat or proceedings taken thereat shall be deemed to have been duly passed and taken.

Section 7.15 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Receiptholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of a majority or 66⅔%, as the case may be, of the outstanding Subscription Receipts, by an instrument in writing signed in one or more counterparts, by such Receiptholders in person or by attorney duly appointed in writing, and the term “resolution” or the expression “Extraordinary Resolution”, as the case may be, when used in this Agreement shall include an instrument so signed.

Section 7.16 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Receiptholders shall be binding upon all the Receiptholders, whether present at or absent from such meeting and every instrument in writing signed by Receiptholders in accordance with Section 7.15 hereof shall be binding upon all the Receiptholders, whether signatories thereto or not, and each and every Receiptholder and the Receipt Agent (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

Section 7.17 Evidence of Rights of Receiptholders

Any request, direction, notice, consent or other instrument which this Agreement may require or permit to be signed or executed by the Receiptholders, including a Receiptholders’ Request, may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Receiptholders in person or by attorney duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such attorney or (subject to the provisions of this Article with regard to voting at meetings of Receiptholders) of the holding by any person of Subscription Receipts shall be sufficient for any purpose of this Agreement if the fact and date of execution by any person of such request or other instrument or writing is proved by a certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, to the effect that the person signing such request or other instrument in writing acknowledged to him the execution thereof or by an affidavit of a witness of such execution or in any other manner which the Receipt Agent may consider adequate, acting reasonably.

The Receipt Agent may, nevertheless, in its discretion, acting reasonably, require further proof in cases where it deems further proof desirable or may accept such other proof as it shall consider proper.

Section 7.18 Holdings by Company Disregarded

In determining whether Receiptholders holding the required number of Subscription Receipts are present at a meeting of Receiptholders for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, Extraordinary Resolution, Receiptholders’ Request or other action under this Agreement, Subscription Receipts owned legally or beneficially by the Company or any Subsidiary of the Company shall be disregarded in accordance with the provisions of Section 10.6 hereof.

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ARTICLE 8
SUPPLEMENTAL AGREEMENTS

Section 8.1 Provision for Supplemental Agreements for Certain Purposes

From time to time the Company, Kitrinor, the Lead Agent, for and on behalf of the Agents and the Receipt Agent may jointly, subject to the provisions hereof and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers agreements supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	increasing the number of Subscription Receipts authorized for issue hereunder and the corresponding number of Resulting Issuer Shares to which Receiptholders are entitled;

(b)	evidencing the succession, or successive successions, of any other person to the Company or Kitrinor and the assumption by such successor of the covenants of, and obligations of, the Company or Kitrinor under this Agreement;

(c)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Company Counsel or Kitrinor Counsel, are necessary or advisable, provided that the same are not, in the opinion of the Receipt Agent based upon the advice of Company Counsel, prejudicial in any respect to the interests of the Receiptholders;

(d)	giving effect to any Extraordinary Resolution passed as provided in Article 7 only insofar as it is agreed upon by the Company and not prejudicial to the Company;

(e)	making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Receipt Agent based upon the advice of Counsel, prejudicial to the interests of the Receiptholders;

(f)	adding to or altering the provisions hereof in respect of the transfer of Subscription Receipts, making provision for the exchange of Subscription Receipt Certificates and making any modification in the form of the Subscription Receipt Certificates which does not affect the substance thereof;

(g)	modifying any of the provisions of this Agreement, including relieving the Company from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Receipt Agent based upon the advice of Company Counsel, such modification or relief in no way prejudices any of the rights of the Receiptholders or of the Receipt Agent, and provided further that the Receipt Agent may in its sole discretion decline to enter into any such supplemental agreement which in its opinion may not afford adequate protection to the Receipt Agent or the Receiptholders, when it becomes operative; and

(h)	for any other purpose not inconsistent with the terms of this Agreement, including correcting or rectifying any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Receipt Agent based upon the advice of Company Counsel, the rights of the Receipt Agent and of the Receiptholders are in no way prejudiced thereby.

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Section 8.2 Successor Corporations

In the case of the amalgamation, arrangement, merger, business combination or transfer of the undertaking or assets of either the Company, or Kitrinor, in each case, as an entirety or substantially as an entity, to another entity, (a “successor corporation”), the successor corporation resulting from such amalgamation, merger or transfer (if not the Company or Kitrinor, respectively) shall expressly assume, by supplemental agreement satisfactory in form to the Receipt Agent and executed and delivered to the Receipt Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company or Kitrinor, as applicable.

ARTICLE 9
CONCERNING THE RECEIPT AGENT

Section 9.1 Applicable Legislation

(a)	In regard to the Receipt Agent, if and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(b)	The Company, Kitrinor and the Receipt Agent agree that each shall, at all times in relation to this Agreement and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

Section 9.2 Accounting

The Receipt Agent shall maintain accurate books, records and accounts of the transactions effected or controlled by the Receipt Agent hereunder and the receipt, investment and release of the Escrowed Funds, together with interest Earned Interest thereon, and shall provide to the Company and the Lead Agent records and statements thereof periodically upon request.

Section 9.3 Payments by Receipt Agent

In the event that any funds to be released by the Receipt Agent in accordance herewith are received by the Receipt Agent in the form of an uncertified cheque or cheques the Receipt Agent shall be entitled to delay the time for the release of such funds hereunder until such uncertified cheque or cheques have cleared in the ordinary course the financial institution upon which the same are drawn. The Receipt Agent shall disburse funds according to this Agreement only to the extent that funds have been deposited with it. The Receipt Agent shall not under any circumstances be required to disburse funds in excess of amounts on deposit with the Receipt Agent at the time of such disbursement.

Section 9.4 Rights and Duties of Receipt Agent

(a)	In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Receipt Agent shall exercise the degree of care, diligence and skill that a reasonably prudent escrow agent would exercise in comparable circumstances. No provision of this Agreement shall be construed to relieve the Receipt Agent from liability for its own grossly negligent action, grossly negligent failure to act, willful misconduct or bad faith.

(b)	The obligation of the Receipt Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Receipt Agent or the Receiptholders hereunder shall be conditional upon the Receiptholders providing to the Receipt Agent, when required by notice from the Receipt Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Receipt Agent and to protect and hold harmless the Receipt Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement shall require the Receipt Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless so indemnified.

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(c)	The Receipt Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Receiptholders at whose instance it is acting to deposit with the Receipt Agent the Subscription Receipts held by them, for which Subscription Receipts the Receipt Agent shall issue receipts.

(d)	Every provision of this Agreement that by its terms relieves the Receipt Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, Section 10.3 hereof and this Section 10.4.

(e)	The Receipt Agent shall not be bound to do or give any notice or take any act, action, proceeding for the enforcement of any of the obligations of the Company or Kitrinor under this Agreement unless and until it shall have received a Receiptholders’ Request specifying the act, action or proceeding which the Receipt Agent is requested to take, nor shall the Receipt Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Receipt Agent and, in the absence of any such notice, the Receipt Agent may for all purposes of this Agreement conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements, or conditions contained herein.

(f)	No duty shall rest with the Receipt Agent to determine compliance of the transferor or transferee with applicable securities laws. The Receipt Agent shall be entitled to assume that all transfers are legal and proper.

Section 9.5 Evidence, Experts and Advisors

(a)	In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Company and Kitrinor shall provide to the Receipt Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Receipt Agent may reasonably require by written notice to the Company or Kitrinor.

(b)	In the exercise of its rights and duties hereunder, the Receipt Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Company or Kitrinor, certificates of the Company or Kitrinor, other evidence furnished to the Receipt Agent pursuant to any provision of this Agreement or Applicable Legislation, or pursuant to a request of the Receipt Agent, provided that such evidence complies with Applicable Legislation and that the Receipt Agent complies with Applicable Legislation and that the Receipt Agent examines such evidence and determines that it complies with the applicable requirements of this Agreement.

(c)	Whenever it is provided in this Agreement or under Applicable Legislation that the Company or Kitrinor shall deposit with the Receipt Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith thereof on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Company and Kitrinor to have the Receipt Agent take the action to be based thereon.

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(d)	The Receipt Agent may employ or retain such counsel, accountants, appraisers or other experts or advisors as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisors who have been appointed with due care by the Receipt Agent. Fees or expenses incurred under this Section 9.5 hereof shall be repayable in accordance with Section 5.3 hereof.

(e)	Whenever Applicable Legislation requires that evidence referred to in Subsection 10.5(a) hereof be in the form of a statutory declaration, the Receipt Agent may accept such statutory declaration in lieu of a certificate of the Company or Kitrinor required by any provision hereof. Any such statutory declaration may be made by one or more of the directors and officers of the Company or Kitrinor, as applicable.

Section 9.6 Documents and Monies Held by Receipt Agent

Subject to Section 4.1 hereof, any securities, documents of title or other instruments that may at any time be held by the Receipt Agent pursuant to this Agreement may be placed in the deposit vaults of the Receipt Agent or of any Canadian chartered bank or deposited for safekeeping with any such bank.

Section 9.7 Actions by Receipt Agent to Protect Interest

The Receipt Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Receiptholders.

Section 9.8 Receipt Agent Not Required to Give Security

The Receipt Agent shall not be required to give any bond or security in respect of the execution of this Agreement or otherwise in respect of the provisions hereof.

Section 9.9 Protection of Receipt Agent

By way of supplement to the provisions of any law for the time being relating to escrow agents, it is expressly declared and agreed as follows:

(a)	the Receipt Agent shall not be liable for or by reason of any statements or recitals in this Agreement or in the Subscription Receipt Certificates (except the representation contained in Section 9.11 hereof or the countersignature by the Receipt Agent of Subscription Receipt Certificates) or be required to verify any such statements or recitals, but all such statements or recitals are and shall be deemed to be made by the Company or Kitrinor, as applicable;

(b)	nothing contained herein shall impose any obligation on the Receipt Agent to tend to or require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto;

(c)	the Receipt Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)	the Receipt Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach by the Company or Kitrinor of any of the respective covenants herein contained or of any acts of any directors, officers, employees or agent of the Company or Kitrinor, as applicable;

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(e)	the Receipt Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Subscription Receipts or Resulting Issuer Shares, or any other securities or property which may at any time be issued or transferred, as applicable, and delivered upon the deemed exercise of any Issuance Right;

(f)	the Receipt Agent shall not be responsible for any failure of the Company to make any payment or of the Resulting Issuer to issue, transfer or deliver the Resulting Issuer Shares upon the deemed exercise of the Issuance Right or any exercise of the Refund Right;

(g)	the Receipt Agent shall incur no liability whatsoever with respect to the delivery or non-delivery of any certificate whether delivered by hand, mail or any other means;

(h)	if the Receipt Agent delivers any cheque as required under this Agreement, the Receipt Agent shall have no further obligation or liability for the amount represented thereby, unless any such cheque is not honoured on presentation that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Receipt Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and an indemnity reasonably satisfactory to it, shall issue to such payee a replacement cheque for the amount of such cheque;

(i)	the Receipt Agent shall be entitled to rely absolutely on the Notice and Direction and the Irrevocable Direction and shall be entitled to release the Escrowed Funds upon the receipt of the Notice and Direction and the Irrevocable Direction as provided for in this Agreement;

(j)	the Receipt Agent shall disburse funds according to this Agreement only to the extent that funds have been deposited with it;

(k)	proof of the execution of an instrument in writing, including a Receiptholders’ Request, by any Receiptholder may be made by the certificate of a notary, solicitor or commissioner for oaths, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Receipt Agent may consider adequate and in respect of a corporate Receiptholder, shall include a certificate of incumbency of such Receiptholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument; and

(l)	The Receipt Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Receipt Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Receipt Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Company provided: (i) that the Receipt Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Receipt Agent’s satisfaction within such 10-day period, then such resignation shall not be effective.

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Section 9.10 Replacement of Receipt Agent; Successor by Merger

(a)	The Receipt Agent may resign its appointment and be discharged from all other duties and liabilities hereunder, subject to this Section 9.10 by giving to the Company not less than 60 days’ prior notice in writing or such shorter prior notice as the Company may accept as sufficient.

(b)	The Receiptholders by Extraordinary Resolution shall have the power at any time to remove the existing Receipt Agent and to appoint a new Receipt Agent, as provided in Section 7.11(h) hereof. In the event of the Receipt Agent so resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company and the Agents shall jointly forthwith appoint a new Receipt Agent unless a new Receipt Agent has already been appointed by the Receiptholders. In the event that the Company and the Agents fail to make such appointment, the retiring Receipt Agent or any Receiptholder, at the Company’s expense, may apply to a court of competent jurisdiction in the Province of Ontario, on such notice as such court may direct, for the appointment of a new Receipt Agent, provided that any new Receipt Agent so appointed by the Agents or the court shall be subject to removal by the Receiptholders as hereinbefore provided. Any new Receipt Agent appointed under any provision of this Section 9.10 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required, by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment, the new Receipt Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Receipt Agent hereunder, provided that there be executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assigning such powers, rights, duties, and responsibilities to the new Receipt Agent, including, without limitation, an appropriate instrument executed by the new Receipt Agent accepting such appointment and, at the request of the Company, the predecessor Receipt Agent shall, upon payment of its outstanding remuneration and expenses, execute and deliver to the new Receipt Agent an appropriate instrument transferring to such new Receipt Agent all rights and powers of the Receipt Agent hereunder.

(c)	Upon the appointment of a successor Receipt Agent, the Company shall promptly notify the Receiptholders thereof in the manner provided for in Section 10.2 hereof.

(d)	Any corporation into or with which the Receipt Agent may be merged or consolidated or amalgamated, any corporation resulting therefrom to which the Receipt Agent shall be a party or any corporation succeeding to the corporate trust business of the Receipt Agent shall be the successor to the Receipt Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Receipt Agent under Section 9.10(a) hereof.

(e)	Any Subscription Receipt Certificates certified but not delivered by a predecessor Receipt Agent may be certified by the successor Receipt Agent in the name of the predecessor or successor Receipt Agent.

Section 9.11 Conflict of Interest

(a)	The Receipt Agent represents to the Company, Kitrinor and the Agents that at the time of execution and delivery hereof no material conflict of interest exists between its role as the agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it shall, within 30 days after ascertaining that it has such material conflict of interest, either eliminate such conflict of interest or assign its appointment as Receipt Agent hereunder to a successor Receipt Agent approved by the Company and meeting the requirements set out in Section 9.10(a) hereof. Notwithstanding the foregoing provisions of this Section 9.11(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Subscription Receipt Certificates shall not be affected in any manner whatsoever by reason thereof.

33

(b)	Subject to Section 9.11(a) hereof, the Receipt Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company or Kitrinor and generally may contract and enter into financial transactions with the Company, Kitrinor or any Subsidiary of the Company or Kitrinor without being liable to account for any profit made thereby.

Section 9.12 Acceptance of Appointment

The Receipt Agent hereby accepts the appointment as escrow agent in respect of the Escrowed Funds as registrar and transfer agent in respect of the Subscription Receipts under this Agreement and agrees to perform its duties hereunder upon the terms and conditions herein set out.

Section 9.13 Receipt Agent Not to be Appointed Receiver

The Receipt Agent and any person related to the Receipt Agent shall not be appointed a receiver, a receiver and manager or a liquidator of all or any part of the assets or undertaking of the Company or Kitrinor.

ARTICLE 10
GENERAL

Section 10.1 Notice to the Company, Kitrinor and the Receipt Agent

(a)	Unless herein otherwise expressly provided, any notice to be given hereunder to the Company, the Agents or the Receipt Agent shall be deemed to be validly given if delivered by courier or transmitted by email (or telecopier if provided) as follows:

(i)	if to the Company:

(ii)	if to Kitrinor:

34

(iii)	if to either of the Agents:

(iv)	if to the Receipt Agent:

and any such notice provided in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if telecopied or sent by electronic mail or other electronic means, on the day of transmission (or, if such day is not a Business Day or if transmission was made after 5:00 p.m. (Toronto time) on a Business Day, on the first Business Day following the day of transmission).

(b)	The Company, Kitrinor, the Agents or the Receipt Agent, as the case may be, may from time to time notify the others in the manner provided in Section 10.1(a) hereof of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company, Kitrinor, the Agents or the Receipt Agent, as the case may be, for all purposes of this Agreement.

35

Section 10.2 Notice to Receiptholders

(a)	Except as otherwise provided herein, any notice to the Receiptholders under the provisions of this Agreement shall be valid and effective if delivered or sent by ordinary mail addressed to such holders at their addresses appearing on the register of Subscription Receipts maintained by the Receipt Agent and shall be deemed to have been effectively given on the date of delivery or, if mailed, five (5) Business Days following actual posting of the notice in the mail. Accidental error or omission in giving notice or accidental failure to mail notice to any Receiptholder shall not invalidate any action or proceeding founded thereon.

(b)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Receiptholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Receiptholders or if delivered to the address for such Receiptholders contained in the register of Subscription Receipts maintained by the Receipt Agent.

Section 10.3 Counterparts

This Agreement may be executed and delivered in counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, shall be deemed to be dated as of the date hereof.

Section 10.4 Satisfaction and Discharge of Agreement

This Agreement shall cease to be of further effect when all obligations of the parties hereunder with respect to the Issuance Right or the Refund Right, as the case may be, have been satisfied. In such circumstances, the Receipt Agent, on demand of and at the cost and expense of the Company and upon delivery to the Receipt Agent of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with, shall execute all instruments necessary or desirable to acknowledge satisfaction of and discharge this Agreement. Notwithstanding the foregoing, the indemnities provided to the Receipt Agent, the Receiptholders and the Agents by the Company and Kitrinor hereunder shall remain in full force and effect and survive the termination of this Agreement.

Section 10.5 Sole Benefit of Parties and Receiptholders

Nothing in this Agreement or in the Subscription Receipt Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto, and the Receiptholders, as the case may be, any legal or equitable right, remedy or claim under this Agreement or the Subscription Receipt Certificates, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Receiptholders.

Section 10.6 Subscription Receipts Owned by the Company or its Subsidiaries

For the purpose of disregarding any Subscription Receipts owned legally or beneficially by the Company or any Subsidiary of the Company pursuant to Section 7.18 hereof, the Company shall provide to the Receipt Agent, from time to time, at the request of the Receipt Agent, a certificate of the Company setting out as at the date of such certificate the number of Subscription Receipts owned legally or beneficially by the Company or any Subsidiary of the Company, and the names (other than the name of the Company) of the registered holders of the Subscription Receipts, which, to the knowledge of the Company, are owned by or held for the account of the Company or any Subsidiary of the Company and the Receipt Agent, in making the computations pursuant to Section 7.18 hereof shall be entitled to rely on such certificate without requiring further evidence thereof.

Section 10.7 Language

The parties hereto have requested that this document be drafted in the English language. Les parties ont demandé que le present document soit rédigé en langue anglaise.

Section 10.8 Time of Essence

Time is and shall remain of the essence of this Agreement.

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SA-1

IN WITNESS WHEREOF the parties hereto have executed this Subscription Receipt Agreement on the date first written above.

Scythian Biosciences Inc.

By:
Authorized Signing Officer

KITRINOR METALS INC.

By:
Authorized Signing Officer

tsx TRUST COMPANY

By:
Authorized Signing Officer

By:
Authorized Signing Officer

clarus securities inc.

By:
Authorized Signing Officer

SA-1

Schedule “A”
FORM OF SUBSCRIPTION RECEIPT CERTIFICATE

SUBSCRIPTION RECEIPT CERTIFICATE

Certificate No.: ___________________                                           ● SUBSCRIPTION RECEIPTS

SCYTHIAN BIOSCIENCES INC.
(A company incorporated under the laws of Canada)

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) MARCH 13, 2017, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

If the Subscription Receipts are issued to a Receiptholder that is a U.S. Purchaser, the following legend is also applied:

“THE SECURITIES REPRESENTED BY THIS SUBSCRIPTION RECEIPT CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, WITHIN OR OUTSIDE OF THE UNITED STATES.”

THIS IS TO CERTIFY THAT:

[insert registration particulars] (the “holder”) is the registered holder of the Subscription Receipts represented hereby.

The Subscription Receipts represented by this Subscription Receipt certificate (the “Certificate”) are issued pursuant to a Subscription Receipt Agreement (the “Agreement”) dated March 13, 2017, among Scythian Biosciences Inc. (the “Company”), Kitrinor Metals Inc. (“Kitrinor”), Clarus Securities Inc. (“Clarus”), for and on behalf of itself, Haywood Securities Inc. and Canaccord Genuity Corp. (collectively, the “Agents”), and TSX Trust Company, as escrow agent and registrar and transfer agent in respect of the Subscription Receipts (the “Receipt Agent”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement. The Subscription Receipts represented by this Certificate are securities for the purposes of the Securities Transfer Act (Ontario).

If the Escrow Release Conditions are satisfied at or before the Deadline, the Company and Clarus, for and on behalf of the Agents shall, forthwith upon satisfaction of the Escrow Release Conditions, cause the Notice and Direction to be delivered to the Receipt Agent and Kitrinor, and forthwith upon receipt of such Notice and Direction, Kitrinor shall deliver to the Receipt Agent the Irrevocable Direction. In such circumstances, the holder shall be deemed to have exercised the Issuance Right and shall be entitled to be issued, without payment of additional consideration or the undertaking of any further action by the holder, one (1) Class A common share in the capital of the Company which shall convert, without additional consideration therefore, into one (1) common share in the capital of Kitrinor (as it exists upon completion of the business combination among Kitrinor, the Company and a wholly-owned subsidiary of Kitrinor), for each Subscription Receipt held.

SA-2

If the Termination Time occurs, the holder as at the Termination Time shall be deemed to have exercised their Refund Right in respect of all of their Subscription Receipts then held, and the holder shall receive an amount equal to the sum of the Issue Price paid therefor and such holder’s pro rata entitlement to the Earned Interest, and the Subscription Receipt evidenced hereby shall be null and void, all in the manner and on the terms and conditions set out in the Agreement.

The Subscription Receipts represented hereby are issued under and pursuant to the Agreement. Reference is hereby made to the Agreement and any and all other instruments supplemental or ancillary thereto for a full description of the rights of the holders of the Subscription Receipts and the terms and conditions upon which such Subscription Receipts are, or are to be, issued and held, all to the same effect as if the provisions of the Agreement and all instruments supplemental or ancillary thereto were herein set forth, and to all of which provisions the holder of these Subscription Receipts by acceptance hereof assents. In the event of a conflict or inconsistency between the terms of the Agreement and this Certificate, the terms of the Agreement shall prevail. Holders of Subscription Receipts may obtain a copy of the Agreement from the Receipt Agent at the Designated Office.

The Agreement contains provisions making binding upon all holders of Subscription Receipts outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders of either a majority of, or 66⅔% of, the outstanding Subscription Receipts, as the case may be.

The Subscription Receipts evidenced by this Certificate may be transferred on the register kept at the offices of the Receipt Agent by the registered holder hereof or his legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Receipt Agent only upon surrender of this Certificate together with the duly executed form of transfer satisfactory to the Receipt Agent and upon compliance with such reasonable requirements as the Receipt Agent may prescribe. The Agreement sets forth the time when the transfer register shall be closed.

This Subscription Receipt Certificate is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

This Certificate shall not be valid for any purpose unless and until it has been countersigned by or on behalf of the Receipt Agent.

[Remainder of page intentionally left blank.]

SA-3

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officer as of _________________________, 2017.

Countersigned by:

SCYTHIAN BIOSCIENCES INC.		tsx TRUST COMPANY, as registrar and transfer agent of the Subscription Receipts

By:		By:
	Authorized Signing Officer		Authorized Signing Officer

		Date:	_________________________

A-1

APPENDIX “A”
Transfer Form

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

____________________________________________________________________________________

NAME

___________________ Subscription Receipts of Scythian Biosciences Inc. (the “Company”) registered in the name of the undersigned on the records of the Company or the transfer agent of the Subscription Receipts and represented by the within certificate and irrevocably appoints

______________________________________________________________________________as the attorney of the undersigned to transfer the said securities on the register of transfers with full power of substitution.

The undersigned transferor hereby certifies that the transfer is not being made to a transferee that is a U.S. Person (as defined in the regulations made under the United States Securities Act of 1933, as amended), or a person in the United States or for the account or benefit of a U.S. Person or a person in the United States.

Dated the __________ day of _________________, ______.

Signature of Transferor

Signature of Guarantor

Guaranteed by:

A Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP)	(Stamp or other identification of Guarantor)

Notes:

(1)	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular without alteration or any change whatsoever.

(2)	All endorsements or assignments of this Certificate must be guaranteed by a Canadian Schedule I chartered bank, or a member of the Securities Transfer Association Medallion Program (STAMP) or similar U.S. program. Members of these programs are usually members of recognized stock exchanges in Canada, members of the Investment Industry Regulatory Organization of Canada, or banks and trust companies.

B-1

APPENDIX “B”
Acknowledgement and Direction of Transferee

TO:	Scythian Biosciences Inc. (the “Company”)

AND TO:	Kitrinor Metals Inc. (“Kitrinor”)

The undersigned transferee of __________ Subscription Receipts exercisable for Common Shares of Kitrinor, (as it exists upon completion of the business combination among Kitrinor, a wholly-owned subsidiary of Kitrinor and the Company), hereby acknowledges that such Subscription Receipts are subject to the terms, conditions and provisions of the attached Subscription Receipt Certificate.

The transfer is being made pursuant to _______________________ (insert relevant provision(s) of applicable securities legislation) or is not subject to resale restrictions.

The undersigned transferee hereby certifies that the undersigned is not a U.S. Person (as defined in the regulations made under the United States Securities Act of 1933, as amended), is not a person in the United States and is not acquiring the Subscription Receipts for the account or benefit of a U.S. Person or a person in the United States.

The undersigned transferee directs that:

The certificates for the Subscription Receipts are to be registered as follows:

Direction as to Registration

Name of Registered Holder:

Address of Registered Holder:

If the undersigned transferee is signing as agent for a principal and not as agent for a fully-managed account, the name or address of the beneficial purchaser is:

Name of Beneficial Purchaser:

Address of Beneficial Purchaser:

DATED the __________ day of _______________, _______.

B-2

[transferEE]

By:
Name:
Title:

By:
Name:
Title:

SB-1

Schedule “B”
FORM OF IRREVOCABLE DIRECTION

TO:	TSX Trust Company (the “Receipt Agent”)

This Irrevocable Direction is being provided pursuant to the subscription receipt agreement (the “Agreement”) dated March 13, 2017 among Scythian Biosciences Inc., Kitrinor Metals Inc. (the “Company”), Clarus Securities Inc., for and on behalf of itself, Haywood Securities Inc. and Canaccord Genuity Corp., and the Receipt Agent. Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

The Receipt Agent, in its capacity as registrar and transfer agent for the Company, is hereby irrevocably directed and authorized to enter on the share register of the Company, effective as of the Notice Date, the names of each Receiptholder as the holder of record of such number of Resulting Issuer Shares to which each Receiptholder is entitled, all as provided in Section 3.2 of the Agreement. We hereby confirm that the allotment and issue of these Resulting Issuer Shares has been duly authorized by all necessary corporate action and that such Resulting Issuer Shares are to be issued as fully paid and non-assessable common shares of the Company.

Dated the ______ day of _______________, _________.

KITRINOR METALS INC.

By:
Authorized Signing Officer

SC-1

Schedule “C”
FORM OF NOTICE AND DIRECTION TO RECEIPT AGENT

TO:	TSX TRUST COMPANY (the “Receipt Agent”)

AND TO:	KITRINOR METALS INC.

This Notice and Direction is being provided pursuant to the subscription receipt agreement (the “Agreement”) dated March 13, 2017 among Scythian Biosciences Inc., Kitrinor Metals Inc. (“Kitrinor”), Clarus Securities Inc., for and on behalf of itself, Haywood Securities Inc. and Canaccord Genuity Corp., and the Receipt Agent. Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

In accordance with the provisions of the Agreement, we are writing to advise you that the Escrow Release Conditions have been satisfied. The Receipt Agent is hereby directed to release the Escrowed Funds as follows:

(a)	$_______________, representing the Balance of the Agents’ Expenses, together with any Earned Interest thereon from the date of Closing up to the date hereof, by wire transfer or certified cheque to Clarus Securities Inc., for and on behalf of the Agents;

(b)	$_______________, representing the Released Amount, to Scythian Biosciences Inc. by wire transfer or certified cheque;

(c)	$_______________, representing the fees, disbursements and applicable taxes of Canadian and United States legal counsel to Kitrinor, by wire transfer as directed by Kitrinor; and

(d)	$_______________, to be retained by the Receipt Agents, for the payment of outstanding fees and expenses payable to the Receipt Agent.

The foregoing direction is irrevocable and shall constitute your good and sufficient authority for making such payments as directed above.

Dated the ______ day of _____________________, _______.

SCYTHIAN BIOSCIENCES INC.

By:
Authorized Signing Officer

Clarus securities inc.

By:
Authorized Signing Officer